EXHIBIT 10.1
REPURCHASE AGREEMENT
THIS REPURCHASE AGREEMENT ("Agreement") is made as of September 30, 2024 by and between BERKSHIRE HATHAWAY ENERGY COMPANY, an Iowa corporation ("BHE"), and [●], a [●] (the "Seller").
The Seller owns, of record and beneficially, such number of shares of common stock, no par value per share, of BHE (the "Shares") as set forth opposite the Seller's name on Exhibit A attached hereto (the "Repurchased Shares"). The Seller desires to sell, convey, assign, transfer and deliver to BHE, and BHE desires to purchase, acquire and accept from the Seller, the Repurchased Shares, for $650.00 per share, for total cash of $[●] (the "Purchase Price").
The parties are willing to effect such transaction (the "Transaction"), all in accordance with the terms and conditions of this Agreement.
Therefore, BHE and the Seller agree as follows:
SECTION 1.PURCHASE AND SALE. At the Closing (as defined below), (i) the Seller hereby agrees to sell, convey, assign, transfer and deliver to BHE the Repurchased Shares, and (ii) BHE hereby agrees to pay the Seller the Purchase Price.
The Closing (the "Closing") shall occur on the date of this Agreement (the "Closing Date"). At the Closing, (a) the Seller shall deliver to BHE all right, title and interest in and to its Repurchased Shares free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, "Liens"), together with appropriate stock certificates representing the Repurchased Shares accompanied by irrevocable stock powers, any other documents of conveyance or transfer that BHE may reasonably deem necessary or desirable to transfer to and confirm in BHE all right, title and interest in and to the Repurchased Shares, free and clear of any Liens, and (b) BHE shall wire the Purchase Price, in US Dollars and in immediately available funds, to the bank account designated in writing by the Seller prior to the Closing, and (c) each party shall deliver any other documents, certificates, instruments and tax forms that the other party may reasonably deem necessary for the Transaction.
SECTION 2.REPRESENTATIONS AND WARRANTIES.
(a)By the Seller. The Seller represents and warrants to BHE as follows, which representations and warranties shall survive the Closing:
(1)The Seller is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction and the other transactions contemplated hereby. The Seller has duly authorized the execution, delivery and performance of this Agreement and has full power, authority and capacity to perform its obligation hereunder and to consummate the Transaction and other transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of the

Seller and is enforceable against the Seller in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the "Enforceability Exceptions").
(2)The Seller is the sole legal and beneficial owner of the Repurchased Shares. The Seller has good, valid and marketable title to the Repurchased Shares, free and clear of any and all Liens, and pursuant to Section 1 above shall transfer such unrestricted title to the Repurchased Shares to BHE.
(3)The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby does not and will not violate, conflict with or result in a breach or default under (i) any provision of the organization documents, charter documents or by-laws of the Seller, (ii) any provision of law or regulation, or any order, judgment or decree of any court or governmental or regulatory authority and (iii) any contract, agreement, commitment, pledge or other instrument or obligation to which the Seller is a party or by which the Seller or any of its assets, including any Repurchased Shares, may be bound or affected.
(4)The Seller (a) is (or its investment is directed by a person who is) sophisticated and knowledgeable in financial and business matters in general, and those relating to BHE in particular, and is capable of evaluating the merits and risks of the Transaction and is able to bear the economic risk of the Transaction or (b) is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").
(5)In deciding to enter into this Agreement, the Seller did not rely on any representations or warranties not expressly set forth herein.
(b)By BHE. BHE represents and warrants to the Seller as follows, which representations and warranties shall survive the Closing:
(1)BHE is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction and the other transactions contemplated hereby. BHE has duly authorized the execution, delivery and performance of this Agreement and has full power, authority and capacity to perform its obligations hereunder and to consummate the Transaction and the other transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of BHE and is enforceable against BHE in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.
(2)The execution and delivery of this Agreement by BHE and the consummation of the transactions contemplated hereby does not and will not violate,

conflict with or result in a breach or default under (i) any provision of the organization documents, charter documents or by-laws of BHE, (ii) any provision of law or regulation, or any order, judgment or decree of any court or governmental or regulatory authority and (iii) any contract, agreement, commitment, pledge or other instrument or obligation to which BHE is a party or by which BHE or any of its assets may be bound or affected.
(3)In deciding to enter into this Agreement, BHE did not rely on any representations or warranties not expressly set forth herein.
SECTION 3.RELEASE. Effective as of the Closing, to the fullest extent permitted by applicable law, each of the parties, on behalf of itself, its affiliates, and such person's past, present and future agents, attorneys, administrators, heirs, executors, spouses, trustees, beneficiaries, representatives, successors and assigns claiming by or through such persons (collectively, the "Releasors"), irrevocably and unconditionally releases and forever discharges the other party, its affiliates and such person's current and former members, managers, officers, directors, stockholders, partners, employees, agents, attorneys, representatives, successors and assigns, and each of them (collectively, the "Releasees") from any and all claims (including any derivative claim on behalf of any person), legal proceedings, expenses, charges, complaints, causes of action, suits, arbitrations, debts, damages, losses, costs, liabilities, obligations of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, and whether in equity or at law (collectively, "Claims"), that such Releasor has, had, or may have, in any capacity, against any Releasee of the other party, whether directly or derivatively through another person, arising contemporaneously with or prior to the Transaction, or on account of, arising out of or related to any act, omission, transaction, matter, cause or event occurring contemporaneously with or up to and including the Closing, in each case arising out of or related to the Transaction or the Repurchased Shares (including, without limitation, any such Claims arising under or in connection with the Shareholders Agreement, dated March 14, 2000, as amended to date, between BHE, the Seller and the other BHE shareholders, or the determination of the amount payable hereunder). Each Releasor covenants and agrees not to, and shall cause each of its affiliates not to, assert any such claim against any Releasee of the other party. Notwithstanding the foregoing, nothing in this Section 3 shall release or discharge or otherwise affect the obligations of any of the Releasees of either party (i) under this Agreement (including any indemnity claim and any claim for fraud) or (ii) arising out of any claim that any Releasor may have against any Releasee of the other party that are not related to the Transaction or the Repurchased Shares.
Each of the parties hereto acknowledges that the laws of many states (including Section 1542 of the California Civil Code) provide substantially the following:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OF OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each of the parties hereto acknowledges that such provisions are designed to protect a party from waiving claims which it does not know exist or may exist. Nonetheless, for the purpose of implementing a full and complete release, each of the parties hereto expressly acknowledges and agrees that, effective as of the closing of the Transaction, such party shall be deemed to waive any and all rights that it may have under any such provision.
SECTION 4.INDEMNITY. The Seller, on the one hand, and BHE, on the other hand, shall indemnify and hold the other and its affiliates, and its or their (as applicable) members, managers, directors, officers, stockholders, partners, employees, attorneys, administrators, heirs, executors, spouses, trustees, beneficiaries, agents and representatives, harmless from and against any and all losses, damages, claims, liabilities and expenses (including, without limitation, settlement costs, legal fees and other expenses) arising from or relating to any breach or alleged breach by such party of any representation or warranty in this Agreement or any breach or alleged breach by such party of any covenant, agreement or obligation contained herein. The representations and warranties of each party contained in this Agreement shall survive for a period of six (6) years following the date of this Agreement.
SECTION 5.TAX TREATMENT. It is intended that, for U.S. federal and applicable state and local income tax purposes, the Transaction be treated as an exchange described in section 302(a) of the Internal Revenue Code of 1986, as amended. The parties shall not take any position inconsistent with that intended treatment for tax purposes unless required by law.
SECTION 6.EXPENSES. All fees and expenses incurred by any of the parties to this Agreement shall be borne by the party incurring such fees and expenses, and all sales, transfer or other similar taxes payable in connection with this Agreement (including, without limitation, any transfer taxes payable in connection with the purchase and sale of the Repurchased Shares) will be borne by the party incurring such taxes.
SECTION 7.IMPLEMENTATION OF AGREEMENT. BHE and the Seller each agrees to take or cause to be taken all such actions and execute and deliver or cause to be executed or delivered all such documents as the other may reasonably request in order to carry out and implement the terms and provisions of this Agreement.
SECTION 8.SEVERABILITY. If any part of this Agreement is held to be invalid, void or unenforceable, the remaining terms and provisions of the Agreement shall remain in full force and effect.
SECTION 9.GOVERNING LAW; JURISDICTION; WAIVER OF TRIAL BY JURY. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to any conflicts of law principles that would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment in any such action, suit or proceeding, shall be brought in any federal or state court of competent jurisdiction in the State of Iowa.

By execution and delivery of this Agreement, each of the parties hereto irrevocably accepts and submits itself to the nonexclusive jurisdiction of any such court, generally and unconditionally, with respect to any such action, suit or proceeding and waives any defense of forum non conveniens or based upon venue if such action, suit or proceeding is brought in accordance with this provision.
Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 10. SUCCESSORS AND ASSIGNS; NO THIRD PARTY RIGHTS. This Agreement shall be binding upon and inure to the benefit of BHE and the Seller, and their respective successors, assigns, administrators, heirs, executors, trustees, beneficiaries, and personal representatives. As used herein, "successors and assigns" of a corporation include, but are not limited to, affiliates and any corporation or other business entity into or with which such corporation shall be merged, consolidated, liquidated or reorganized. Except as otherwise expressly set forth in Section 3 and Section 4 hereof, this Agreement shall not confer upon any person other than the parties hereto, and their respective successors, assigns, heirs and personal representatives, any rights or remedies.
SECTION 11. WAIVER. Any waiver by any party of a breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such term or provisions of this Agreement. The failure of a party to insist upon strict adherence to any term or provision of this Agreement in one or more instances shall not deprive that party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement.
SECTION 12. COUNTERPARTS; HEADINGS. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original and when taken together shall constitute one and the same agreement. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.
SECTION 13. ENTIRE AGREEMENT
. This Agreement embodies the entire agreement and understanding between the parties with respect to its subject matter. This Agreement may not be modified, amended, altered or supplemented except by a written agreement signed by BHE and the Seller. The terms of this Agreement are contractual, not merely recital. This Agreement is the result of negotiations between the parties, and the principle of contract construction against the drafter shall not apply to the interpretation, construction or enforcement of this Agreement.
SECTION 14. INDEPENDENT COUNSEL The Seller hereby acknowledges and represents that: (a) the Seller has had the opportunity to seek the advice of independent counsel,

financial and tax advisors with respect to the terms, provisions arid consequences of this Agreement, (b) the Seller has read and understands all of the terms of this Agreement; (c) the Seller agrees to all of terms and provisions of this Agreement; and (d) the Seller signs this Agreement freely and voluntarily.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.
BHE:
BERKSHIRE HATHAWAY ENERGY COMPANY
By:
Name:
Title:
SELLER:
[●]
By:
Name:
Title:

[Signature Page to Repurchase Agreement]

EXHIBIT A

NAME OF SELLER	NUMBER OF REPURCHASED SHARES

Exhibit A